Exhibit 99.1

August 1, 2012

Tetra Tech Reports Strong Third Quarter Results

•                Operating Income up 17% to $46 million

•                EPS up 18% to $0.45

•                Record backlog up 10% to $2.06 billion

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended July 1, 2012.

Third Quarter Results

Revenue in the quarter was $684.7 million compared to $673.8 million in the third quarter last year.  Revenue, net of subcontractor costs1, was $516.9 million, up 7.6% compared to $480.5 million in the third quarter last year.  Operating income was $46.3 million, up 17.4% compared to $39.4 million in the third quarter last year.  Diluted earnings per share (EPS) were $0.45, up 18.4% compared to $0.38 in the third quarter last year.  Earnings before interest, taxes, depreciation, and amortization (EBITDA2), were $59.1 million, up 12.6% compared to $52.5 million in the third quarter last year.  Backlog was a record high $2.06 billion, up 9.9% compared to $1.88 billion at the end of the third quarter last year.  Cash generated from operations was $56.8 million compared to $55.8 million in the third quarter last year.

Nine-Month Results

Revenue for the nine-month period was $1.99 billion compared to $1.90 billion in the year-ago period.  Revenue, net of subcontractor costs, was $1.49 billion, up 12.9% compared to $1.32 billion in the year-ago period.  Operating income was $117.9 million, up 14.5% compared to $103.0 million in the year-ago period.  Diluted EPS were $1.16, up 14.9% compared to $1.01 (or up 17.2% compared to $0.99 excluding a prior year tax benefit) in the year-ago period.  EBITDA were $159.4 million, up 12.1% compared to $142.2 million in the year-ago period.  Cash generated from operations was $128.2 million, up 30.3% compared to $98.4 million in year-ago period.

Tetra Tech’s Chairman and CEO, Dan Batrack highlighted, “Our growth this quarter was driven by strong demand from our U.S. commercial and international clients, which now comprise 57% of our business.  This client mix continues to improve our operating margin.  The addition of midstream pipeline planning and engineering services this quarter further strengthens our U.S. commercial business.  As a result of our performance, we are increasing our EPS guidance for the year.”

1 Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

2 EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

In thousands (except EPS data)	Three Months Ended		Nine Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Revenue	$684,698	$673,792	$1,991,670	$1,897,482
Subcontractor costs	(167,832)	(193,288)	(505,855)	(581,093)
Revenue, net of subcontractor costs	516,866	480,504	1,485,815	1,316,389
Operating income	46,261	39,408	117,896	102,989
Interest expense, net	(1,419)	(1,703)	(4,182)	(4,478)
Income tax expense	(15,674)	(12,957)	(39,522)	(32,928)
Net income including noncontrolling interests	29,168	24,748	74,192	65,583
Net income attributable to noncontrolling interests	(114)	(909)	(244)	(1,944)
Net income attributable to Tetra Tech	$29,054	$23,839	$73,948	$63,639

Earnings per share attributable to Tetra Tech:
Basic	$0.46	$0.38	$1.17	$1.03
Diluted	$0.45	$0.38	$1.16	$1.01

Weighted-average common shares outstanding:
Basic	63,387	62,203	63,054	61,967
Diluted	64,179	62,934	63,752	62,745

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the fourth quarter of fiscal 2012 to be in the range of $0.45 to $0.50.  Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $525 million to $575 million.  For fiscal 2012, Tetra Tech is increasing diluted EPS guidance to a range of $1.61 to $1.66.  Revenue, net of subcontractor costs, for fiscal 2012 is expected to range from $2.0 billion to $2.1 billion.

Webcast

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Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s website at www.tetratech.com on August 2, 2012 at 7:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With over 13,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

In thousands	Three Months Ended		Nine Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net income attributable to Tetra Tech	$29,054	$23,839	$73,948	$63,639
Interest expense, net	1,419	1,703	4,182	4,478
Income tax expense	15,674	12,957	39,522	32,928
Depreciation	6,077	7,009	19,657	20,401
Amortization	6,901	7,024	22,083	20,747
EBITDA	$59,125	$52,532	$159,392	$142,193

CONTACTS:
Jim Wu, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for U.S. state and local government and U.S. commercial services; credit risks associated with certain U.S. commercial clients; delays in U.S. federal debt ceiling legislation and shifts in U.S. defense spending; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; delays in the completion of the U.S. government budget process; violations of U.S. government contractor

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regulations; dependence on winning or renewing U.S. federal, state and local government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; volatility of common stock value; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and the interruption of our computer, information and communications technology and systems. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	July 1, 2012	October 2, 2011
Assets
Current Assets:
Cash and cash equivalents	$140,665	$90,494
Accounts receivable - net	697,210	657,179
Prepaid expenses and other current assets	49,060	84,612
Income taxes receivable	11,827	6,817
Total current assets	898,762	839,102

Property and equipment - net	76,531	77,536
Investments in and advances to unconsolidated joint ventures	3,255	3,454
Goodwill	627,181	569,414
Intangible assets - net	80,489	81,053
Other assets	23,401	23,429
Total Assets	$1,709,619	$1,593,988

Liabilities and Equity
Current Liabilities:
Accounts payable	$165,481	$164,819
Accrued compensation	122,382	110,937
Billings in excess of costs on uncompleted contracts	94,659	84,754
Deferred income taxes	20,490	22,870
Current portion of long-term debt	2,253	2,556
Estimated contingent earn-out liabilities	48,293	64,119
Other current liabilities	76,864	81,654
Total current liabilities	530,422	531,709

Deferred income taxes	24,542	25,394
Long-term debt	140,539	144,868
Other long-term liabilities	45,963	36,767

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of July 1, 2012 and October 2, 2011	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 63,571 and 62,495 shares as of July 1, 2012 and October 2, 2011, respectively	636	625
Additional paid-in capital	425,178	399,420
Accumulated other comprehensive income	17,693	4,754
Retained earnings	523,874	449,926
Tetra Tech stockholders’ equity	967,381	854,725
Noncontrolling interests	772	525
Total equity	968,153	855,250
Total Liabilities and equity	$1,709,619	$1,593,988

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011
Revenue	$684,698	$673,792	$1,991,670	$1,897,482
Subcontractor costs	(167,832)	(193,288)	(505,855)	(581,093)
Other costs of revenue	(419,140)	(395,630)	(1,215,391)	(1,076,788)
Selling, general and administrative expenses	(51,465)	(45,466)	(152,528)	(136,612)
Operating income	46,261	39,408	117,896	102,989
Interest expense - net	(1,419)	(1,703)	(4,182)	(4,478)
Income before income tax expense	44,842	37,705	113,714	98,511
Income tax expense	(15,674)	(12,957)	(39,522)	(32,928)
Net income including noncontrolling interests	29,168	24,748	74,192	65,583
Net income attributable to noncontrolling interests	(114)	(909)	(244)	(1,944)
Net income attributable to Tetra Tech	$29,054	$23,839	$73,948	$63,639
Earnings per share attributable to Tetra Tech:
Basic	$0.46	$0.38	$1.17	$1.03
Diluted	$0.45	$0.38	$1.16	$1.01
Weighted-average common shares outstanding:
Basic	63,387	62,203	63,054	61,967
Diluted	64,179	62,934	63,752	62,745

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	July 1,	July 3,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$74,192	$65,583

Adjustments to reconcile net income including noncontrolling interests to net cash from operating activities:
Depreciation and amortization	42,203	41,562
Loss on settlement of foreign currency forward contract	286	293
Equity in earnings of unconsolidated joint ventures	(2,369)	(3,440)
Distributions of earnings from unconsolidated joint ventures	2,812	3,882
Stock-based compensation	8,193	7,807
Excess tax benefits from stock-based compensation	(283)	(104)
Deferred income taxes	(3,896)	(5,535)
Provision for doubtful accounts	2,115	2,557
Exchange gain	(64)	(425)
Gain on disposal of property and equipment	(157)	(310)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(34,037)	(28,211)
Prepaid expenses and other assets	27,561	(10,521)
Accounts payable	(2,584)	(12,741)
Accrued compensation	9,974	25,615
Billings in excess of costs on uncompleted contracts	6,032	(2,632)
Other liabilities	1,438	6,799
Income taxes receivable/payable	(3,215)	8,220
Net cash provided by operating activities	128,201	98,399

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14,906)	(13,582)
Payments for business acquisitions, net of cash acquired	(52,226)	(206,066)
Payment in settlement of foreign currency forward contract	(4,192)	(4,216)
Receipt in settlement of foreign currency forward contract	3,906	3,923
Investments in unconsolidated joint ventures	(586)	(530)
Proceeds from sale of property and equipment	701	676
Net cash used in investing activities	(67,303)	(219,795)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(60,222)	(42,641)
Proceeds from borrowings	52,849	34,063
Payments of earn-out liabilities	(18,055)	-
Distributions paid to noncontrolling interests	-	(1,507)
Excess tax benefits from stock-based compensation	283	104
Net proceeds from issuance of common stock	12,885	8,012
Net cash used in financing activities	(12,260)	(1,969)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,533	798

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	50,171	(122,567)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	90,494	220,933
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$140,665	$98,366

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4,143	$3,047
Income taxes, net of refunds received	$45,670	$29,158